UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 2, 2009

Date of report (date of earliest event reported)

LPL Investment Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52609	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

One Beacon Street, Floor 22

Boston MA 02108

(Address of principal executive offices) (Zip Code)

(617) 423-3644

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation or removal of directors other than as a result of disagreement or removal for cause.

On June 2, 2009, the Board of Directors of LPL Investment Holdings Inc. (the “Company”) accepted the resignation of Mr. Douglas Marshall Haines from his position as director on the Company’s Board of Directors and as a member of the Board’s compensation committee.  Mr. Haines resigned to pursue other opportunities, and the Company believes there are no disagreements between Mr. Haines and the Company related to the Company’s operations, policies or procedures that caused the resignation.

(b)  Termination of certain officers.

The Company has announced that effective June 15, 2009, Mr. Jeffrey R. Buchheister will no longer serve as principal accounting officer for the Company.  Mr. Buchheister has accepted a new role as senior vice president of regulatory controls and commissions within the Company’s Broker/Dealer Support Services group.  In order to assume this new position, Mr. Buchheister has resigned from his role as Chief Accounting Officer.

(c) Appointment of Certain Officers.

The Company has announced that effective June 15, 2009, Mr. Thomas Lux, 51, shall assume the position of Chief Accounting Officer for the Company and will serve as the Company’s principal accounting officer.  Mr. Lux has most recently served as Chief Financial Officer for National Financial Services, LLC, a Fidelity Investments company.  Prior to this position, he served in various finance roles at Wachovia Securities.  There are no arrangements or understandings between Mr. Lux and any other person pursuant to which he was selected as an officer. Mr. Lux does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which Mr. Lux had or will have a direct or indirect material interest.

(d) Election of Director.

Effective June 2, 2009, the Company’s Board of Directors elected Mr. Richard Boyce, 55, as a director to fill a vacancy on the Board.  Mr. Boyce has also been named a member of the Compensation Committee of the Company’s Board of Directors.  Pursuant to the Company’s Stockholders Agreement, the funds affiliated with TPG Capital, L.P. have the right to designate two of the Company’s directors.  Mr. Boyce is being elected to fill one of these positions.

Mr. Boyce has been a Partner of TPG Capital, L.P. since 1997.  In that capacity he served as Chief Executive Officer of J.Crew throughout most of 1997 to 1999.   Prior to joining TPG, Mr. Boyce was employed by PepsiCo., Inc. from 1992 to 1997, most recently as Senior Vice President of Operations for Pepsi-Cola North America.  Mr. Boyce was previously a partner at Bain & Company.  Mr. Boyce also serves as a director of Burger King Holdings, Inc. (NYSE: BKC), where he was Chairman of the Board from 2002 to 2005.

There are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which Mr. Boyce had or will have a direct or indirect material interest.

Item 8.01. Other Events.

The Company has announced that effective July 27, 2009, Mr. John J. McDermott, Jr. shall assume the position of Managing Director, Chief Enterprise Risk Management Officer for the Company.

A copy of the press release issued by the Company on June 2, 2009 announcing the appointments of Mr. Lux and Mr. McDermott is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

99.1  Press Release dated June 4, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

	By:	/s/ Stephanie L. Brown
		Name:	Stephanie L. Brown
		Title:	Secretary

Dated: June 4, 2009